Exhibit 99.1

Primus Announces Private Exchange Offers and Consent Solicitation

for Any and All Outstanding 13.00% Notes due 2016 and 14.25% Notes due 2013

MCLEAN, VA – June 6, 2011 – Primus Telecommunications Group, Incorporated (OTCBB: PMUG) (“Primus” or the “Company”), a global facilities-based integrated provider of advanced telecommunications products and services, announced today the commencement of private offers to exchange (the “Exchange Offers”) new 10.00% Senior Secured Notes due 2017 (the “New Notes”) issued by Primus Telecommunications Holding, Inc. (the “Issuer”) for any and all outstanding Units representing $129.968 million of 13.00% Senior Secured Notes due 2016 (the “13.00% Notes”) issued by the Issuer and Primus Telecommunications Canada Inc. (CUSIP Nos. 74164BAD4, U74197AB7 and 74164BAE2) and $90 million of 14.25% Senior Subordinated Secured Notes due 2013 (the “14.25% Notes” and, together with the 13.00% Notes, the “Old Notes”) issued by Primus Telecommunications IHC, Inc. (CUSIP No. 74163XAE5).

Subject to the terms and conditions of the Exchange Offers, the Issuer is offering $1,170.00 principal amount of New Notes for each $1,000.00 principal amount of 13.00% Notes validly tendered (and not validly withdrawn) and accepted, plus accrued and unpaid interest thereon to, but excluding, the settlement date, and $1,012.50 principal amount of New Notes for each $1,000.00 principal amount of 14.25% Notes validly tendered (and not validly withdrawn) and accepted, plus accrued and unpaid interest thereon to, but excluding, the settlement date.

Concurrently with the Exchange Offers, the Issuer and Primus Telecommunications Canada Inc. are soliciting consents (the “Consent Solicitation”) from holders of 13.00% Notes to amend the indenture governing the 13.00% Notes to eliminate certain restrictive covenants and events of default and release the collateral securing the 13.00% Notes (the “Amendments and Lien Release”). In order to adopt the Amendments and Lien Release, consents from holders of not less than 66 2/3% of the outstanding aggregate principal amount of 13.00% Notes are required, excluding 13.00% Notes owned by Primus and its affiliates. A tender of 13.00% Notes by any holder in the Exchange Offers will be deemed to constitute delivery of consents to the adoption of the Amendments and the Lien Release in the Consent Solicitation. No separate payment for consents will be made; however, acceptance of 13.00% Notes that are validly tendered in connection with such consents shall be deemed to be, in part, consideration for such consents.

The Exchange Offers and Consent Solicitation will expire at 9:00 a.m., New York City time, on July 5, 2011, unless extended or earlier terminated (the “Expiration Time”) by the Issuer. Holders may withdraw their tendered Old Notes at any time prior to the Expiration Time.

Conditions to the Exchange Offers and Consent Solicitation include but are not limited to a minimum participation condition that holders of not less than 66 2/3% of the outstanding aggregate principal amount of 13.00% Notes and holders of not less than 75% of the outstanding aggregate principal amount of 14.25% Notes participate in the Exchange Offers and Consent Solicitation. Subject to applicable law and the terms of the Support Agreement discussed below, Primus and its subsidiaries may freely amend, extend or terminate the Exchange Offers and Consent Solicitation.

In connection with the Exchange Offers and Consent Solicitation, Primus and certain of its subsidiaries have entered into a support agreement (the “Support Agreement”) with holders that own in the aggregate approximately 70% of the outstanding principal amount of 13.00% Notes (the “Supporting Holders”). Subject to the terms of the Support Agreement, the Supporting Holders have agreed to tender their Old Notes pursuant to the

Exchange Offers and thereby deliver consents with respect to their tendered 13.00% Notes pursuant to the Consent Solicitation. If the conditions to the Supporting Holders’ obligations to tender (and not withdraw) their 13.00% Notes are met, the minimum participation condition with respect to the 13.00% Notes will be satisfied.

Subject to the terms and conditions of the Support Agreement, Primus Telecommunications IHC, Inc. has agreed to call for redemption, immediately prior to the consummation of the Exchange Offers and Consent Solicitation, all of the 14.25% Notes that are not tendered or not accepted for exchange in connection with the Exchange Offers and Consent Solicitation, and certain Supporting Holders have agreed to collectively purchase up to an aggregate of $15.0 million principal amount of additional New Notes in connection with any such redemption. The 14.25% Notes are currently redeemable at par plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The New Notes will bear interest at the rate of 10.00% per annum and will mature on April 15, 2017. Payment of all principal and interest on the New Notes will be, subject to certain exceptions and limitations, senior secured obligations of the Issuer, Primus and certain of Primus’s domestic subsidiaries.

The New Notes will not be registered under the Securities Act of 1933 (as amended, the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act and any other applicable securities laws. Accordingly, the New Notes are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) outside the United States, to persons who are not “U.S. persons” (as defined in Regulation S under the Securities Act), and (iii) to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

The complete terms and conditions of the Exchange Offers and Consent Solicitation are set forth in the confidential offering circular and consent solicitation statement, dated June 6, 2011, and the related letter of transmittal and consent. Documents relating to the Exchange Offers and Consent Solicitation will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are qualified institutional buyers, non-U.S. persons or institutional accredited investors. Holders who desire a copy of the eligibility letter or persons with questions about the Exchange Offers and Consent Solicitation should contact the Information and Exchange Agent for the Exchange Offers and Consent Solicitation, D.F. King & Co., Inc., at: (800) 848-3416 (toll free) or (212) 269-5550 (banks and brokers only).

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Old Notes nor an offer to sell nor a solicitation of an offer to buy the New Notes. The offers to exchange Old Notes of certain subsidiaries of Primus are only being made pursuant to the offering circular and consent solicitation statement, dated June 6, 2011, and the related letter of transmittal and consent that Primus is distributing to eligible holders in connection with the Exchange Offers and Consent Solicitation.

About Primus

Primus is a leading provider of advanced communication solutions, including traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia and Brazil. Primus is also one of the leading international carrier service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the Exchange Offers and Consent Solicitation, are forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by the Company at the time this news release is issued. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially including, among other things, those outlined in our filings with the SEC, including Primus’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, Primus does not intend to update or revise its statements made in this press release, whether as a result of new information, future events or otherwise.

Primus Investor Relations Contacts:

Primus	Lippert/Heilshorn & Assoc., Inc.
Richard Ramlall, SVP Corporate Development and Chief Communications Officer	Carolyn Capaccio, Vice President
703-748-8050	212-838-3777
ir@ptgi.com	ccapaccio@lhai.com